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                                                                     EXHIBIT 5.1

                           Gibson, Dunn & Crutcher LLP
                                     Lawyers
                                 Jamboree Center
                                  4 Park Plaza
                          Irvine, California 92614-8557
                                 (949) 451-3800
                            Facsimile: (949) 451-4220

                                November 3, 2000


(949) 451-3800                                                     C 96182-00148


Western Digital Corporation
8105 Irvine Center Drive
Irvine, California  92618

Re: Registration Statement on Form S-3 of Western Digital Corporation

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-3 (the "Registration Statement") filed by Western Digital Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), on the date hereof, with respect to the offering and issuance from time to time by the Company of up to $200,000,000 aggregate offering price of the following: (i) shares of its common stock, par value $.01 per share (the "Common Stock"), and/or (ii) warrants to purchase Common Stock (the "Warrants"). The Common Stock and Warrants are herein collectively referred to as the "Securities." All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

         For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in that connection we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion. In connection with our examination of such documents, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.



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         We have also assumed the following:

         (a) the Registration Statement, and any amendments thereto (including post-effective amendments) and any additional registration statement filed under Rule 462, will have become effective under the Act and such effectiveness shall not have been terminated or rescinded;

         (b) a prospectus supplement (a "Prospectus Supplement") will have been prepared and filed with the SEC describing the Common Stock and/or Warrants offered thereby;

         (c) all Common Stock and Warrants issued will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law affecting the validity or enforceability of such Securities; and

         (d) the Board of Directors of the Company shall have duly established the terms of any Warrants and duly authorized the Company to register, offer, sell, and issue the Securities in conformity with the Company's Certificate of Incorporation, as amended, and the Company's bylaws, as amended, through such time, and such authorization shall remain in effect and unchanged at all times during which the Securities are offered and shall not have been modified or rescinded.

         On the basis of, and in reliance on, and subject to the assumptions, exceptions, qualifications and limitations contained herein and relying on the statements of fact contained in the documents we have examined, we are of the opinion that:

         1. With respect to the Common Stock, assuming the shares of Common Stock to be issued have been duly authorized by the shareholders of the Company and the consideration offered in exchange for the shares is valid consideration under state law, when the Company receives consideration per share for the Common Stock in such an amount (not less than the par value per share) as has been or may be determined by the Board of Directors of the Company, the Common Stock will be validly issued, fully paid and non-assessable.

         2. With respect to the Warrants, when the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in the form approved by the Company, upon payment of the consideration as has been or may be determined by the Board of Directors of the Company, the Warrants will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors' rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


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         This opinion is limited to the present corporate laws of the State of
Delaware, the present laws of the State of California and the present federal laws of the United States and to the present judicial interpretations thereof and to the facts as they presently exist. We express no opinion as to matters involving the laws of any jurisdiction other than the States of California and Delaware and the United States. We are not admitted to practice law in the State of Delaware, but we are generally familiar with the Delaware General Corporation Law as presently in effect and have made such inquiries as we considered necessary to render our opinion. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof.

         This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.


                                             Very truly yours,

                                             /s/ GIBSON, DUNN & CRUTCHER LLP
                                             -----------------------------------
                                                 GIBSON, DUNN & CRUTCHER LLP



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